UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         CROWN CORK & SEAL COMPANY, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                        Crown Cork & Seal Company, Inc.

                                 One Crown Way
                        Philadelphia, Pennsylvania 19154


                                ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      2000

                                ---------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CROWN CORK & SEAL COMPANY, INC. (the "Company") will be held at the Company's Office located at One Crown Way, Philadelphia, Pennsylvania, on the 27th day of April 2000 at 11:00 a.m., to elect Directors, to consider and act upon an amendment to the Company's 1997 Stock-Based Incentive Compensation Plan and to transact such other business that may properly come before the Meeting.


     The stock transfer books of the Company will not be closed prior to the Meeting. Only Shareholders of Common Stock of record as of the close of business on March 14, 2000 will be entitled to vote.



                                              By Order of the Board of Directors



                                                      WILLIAM T. GALLAGHER
                                                            Secretary



Philadelphia, Pennsylvania 19154
March 24, 2000


           WE CORDIALLY INVITE YOU AND HOPE THAT YOU WILL ATTEND THE
              MEETING IN PERSON, BUT, IF YOU ARE UNABLE TO ATTEND,
            THE BOARD OF DIRECTORS REQUESTS THAT YOU SIGN THE PROXY
            AND RETURN IT, WITHOUT DELAY, IN THE ENCLOSED ENVELOPE.

                        Crown Cork & Seal Company, Inc.

                                 One Crown Way
                        Philadelphia, Pennsylvania 19154

                                 ---------------

                   PROXY STATEMENT - MEETING, April 27, 2000

TO ALL SHAREHOLDERS:

     The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 27, 2000, and, if properly executed, shares represented thereby will be voted by the named Proxies or attorneys at such Meeting. The cost of soliciting proxies will be borne by the Company. The Company has engaged D.F. King & Co., Inc. ("King") to assist in the solicitation of proxies for a fee of $7,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered by King in connection with such solicitation. Certain Officers and employees of the Company may also solicit proxies by mail, telephone, facsimile or in person without any extra compensation. Any Shareholder giving a Proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by executing and delivering a later-dated Proxy, or by voting in person at the Meeting.

     The persons named as Proxies were selected by the Board of Directors of the Company, and all are Officers of the Company.

     The Annual Report for the year ended December 31, 1999, containing audited financial statements, is being mailed to Shareholders contemporaneously with this Proxy Statement, i.e., on or about March 24, 2000.

     On March 1, 2000, there were 128,569,204 outstanding shares of Common Stock, par value $5.00 per share ("Common Stock"). All of the previously issued 4.5% Convertible Preferred Stock of the Company has been converted to Common Stock, and no shares of such Preferred Stock remain outstanding.

     Shareholders of Common Stock of record as of March 14, 2000 are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. The presence, in person or by proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business. Proxies solicited herein will be voted, and if the person solicited specifies by means of the ballot provided in the Proxy a choice with respect to matters to be acted upon, the shares will be voted in accordance with such specification. Votes withheld from Director nominees, abstentions and broker non-votes will be counted in determining the presence of a quorum. Under Pennsylvania law and the Company's By-Laws, votes withheld from Director nominees, abstentions and broker non-votes are not considered to be "votes" and, therefore, will not be given effect either as affirmative or negative votes. Directors are elected by plurality vote. Other matters are determined by a majority of the votes cast.

     Other than as listed below, the Company has, to its knowledge, no other beneficial owner of more than 5 percent of the Common Stock outstanding as of March 1, 2000.

                Security Ownership of Certain Beneficial Owners
              Amount and Percentage of Common Stock of the Company
                 Owned Beneficially, Directly or Indirectly(1)


Name and Address                         Common
of Beneficial Owner                      Shares                   %
-------------------                      ------                ------

Sanford C. Bernstein
& Co., Inc.(2)                         13,441,297              10.45%

Morgan Stanley
Dean Witter & Co.
and Morgan Stanley
Dean Witter Advisors, Inc.(3)           8,074,363               6.28%

                          ----------------------------

(1) Based on information filed with the Securities and Exchange Commission. Percentages are derived using the outstanding shares of Common Stock as of March 1, 2000.
(2) Sanford C. Bernstein & Co., Inc., an investment advisor and broker dealer, is located at 767 Fifth Avenue, New York, New York 10153. Sanford C. Bernstein & Co., Inc. reported that it had sole dispositive power with respect to 13,441,297 shares of Common Stock, including 7,073,093 shares of Common Stock for which Sanford C. Bernstein & Co., Inc. has sole voting power and 1,393,528 shares of Common Stock for which Sanford C. Bernstein & Co., Inc. has shared voting power.
(3)  Morgan Stanley Dean Witter & Co., an investment  advisor  registered  under
     Section 203 of the Investment Advisors Act of 1940, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley Dean Witter Advisors, Inc., a wholly owned subsidiary of Morgan Stanley Dean Witter & Co., is also an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, and is located at Two World Trade Center, New York, New York 10048. Morgan Stanley Dean Witter & Co. reported that it had shared dispositive power with respect to 8,074,363 shares of Common Stock and shared voting power with respect to 8,009,128 shares of Common Stock, including 7,816,490 shares of Common Stock for which Morgan Stanley Dean Witter Advisors, Inc. reported that it had shared dispositive power and 7,782,805 shares of Common Stock for which Morgan Stanley Dean Witter Advisors, Inc. reported that it had shared voting power.

                             ELECTION OF DIRECTORS

     The persons named in the Proxy shall vote the shares for the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating Committee of the Board of Directors does not believe will happen, the persons named in the Proxy will vote for the remaining nominees and others who may be selected by the Nominating Committee.

     The By-Laws of the Company provide for a variable number of Directors from 10 to 18. The Board of Directors has currently fixed the number of Directors at
11. It is intended that the Proxies will be voted for the election of the 11 nominees named below as Directors, and no more than 11 will be nominated. None of the nominees, during the last five years, was involved as a defendant in any legal proceedings that could adversely affect his or her capacity to serve as a member of the Board of Directors. The principal occupations stated below are the occupations which the nominees have had during the last five years.

     The Board of Directors recommends that Shareholders vote FOR election of each of the nominees named below. The names of the nominees and information concerning them and their associations as of March 1, 2000, as furnished by the nominees, follow:

                                                                                Year            Amount and Percentage of
                                                                               Became       Securities of the Company Owned
   Name                 Age             Principal Occupation                  Director   Beneficially, Directly or Indirectly
------------------------------------------------------------------------------------------------------------------------------
                                                                                               Common
                                                                                               Shares            %
                                                                                               ------          ------
William J. Avery         59         Chairman of the Board                       1979         6,355,861         4.944%
(a), (d), (e), (1), (2)             and Chief Executive Officer; also a
                                    Director of Rohm and Haas Company

Henry E. Butwel          71         Former Executive Vice President,            1975            50,298         0.039%
(a), (b)                            Administration and Chief Financial
                                    Officer, Retired

John W. Conway           54         President and Chief Operating               1997           181,471         0.141%
(e), (3)                            Officer; also a Director of
                                    West Pharmaceutical Services

Arnold W. Donald         45         Chairman and Chief Executive Officer        1999             3,000         0.002%
(c)                                 of Merisant Company; former
                                    Senior Vice President of Monsanto
                                    Company; also a Director of Oil-Dri
                                    Corporation of America and
                                    Strategic Distribution

Marie L. Garibaldi       65         Former Associate Justice of the             2000             3,000         0.002%
                                    Supreme Court of New Jersey

John B. Neff             68         Former Portfolio Manager of                 1999            33,000         0.026%
(b), (d), (e)                       Wellington Management Company;
                                    also a Director of CGU Corporation
                                    (U.S.), Greenwich Associates, Amkor
                                    Technology and Ani-Motion; also on
                                    the Executive Board of Invemed
                                    Catalyst Fund



                                                                                Year            Amount and Percentage of
                                                                               Became       Securities of the Company Owned
   Name                 Age             Principal Occupation                  Director   Beneficially, Directly or Indirectly
------------------------------------------------------------------------------------------------------------------------------
                                                                                               Common
                                                                                               Shares            %
                                                                                               ------          ------
James L. Pate            64         Chairman and Chief Executive                1999             4,000         0.003%
(c)                                 Officer of Pennzoil-Quaker State
                                    Company and Chairman of Devon
                                    Energy Corporation; also a Director of
                                    Bowater Incorporated

Thomas A. Ralph          59         Partner - Dechert Price & Rhoads            1998             3,700         0.003%
(b)

Alan W. Rutherford       56         Executive Vice President and                1991         5,583,635         4.343%
(a), (e), (2), (4)                  Chief Financial Officer

Harold A. Sorgenti       65         General Partner of Sorgenti                 1990             8,750         0.007%
(c), (d), (e)                       Investment Partners; Chairman and
                                    CEO of SpecChem International
                                    Holdings; Chairman and CEO of
                                    Sorgenti Chemical Industries;
                                    also a Director of Provident Mutual
                                    Life Insurance Company

Guy de Wouters           69         Director of Compagnie Generale              1996             3,676         0.003%
(b), (d), (e)                       d'Industrie et de Participations,
                                    Marine-Wendel, Valeo, Eurotunnel
                                    and Cap Gemini

                    ---------------------------------------

(a) Member of the Executive Committee    (d) Member of the Nominating Committee
(b) Member of the Audit Committee        (e) Member of the Strategic Committee
(c) Member of the Executive
    Compensation Committee

                    ---------------------------------------

(1) Includes 15,000 shares of Common Stock owned by a charitable foundation of which Mr. Avery is one of three trustees and 787,800 shares of Common Stock subject to presently exercisable options held by Mr. Avery.
(2) Includes 5,372,215 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (the "Trust Shares"). Under the Master Retirement Trust, the Benefits Plan Investment Committee (the "Investment Committee") has sole voting and dispositive power with respect to the Trust Shares. As members of the Investment Committee, Mr. Avery and Mr. Rutherford may be deemed to own beneficially the Trust Shares.
(3) Includes 136,250 shares of Common Stock subject to presently exercisable options held by Mr. Conway.
(4) Includes 160,500 shares of Common Stock subject to presently exercisable options held by Mr. Rutherford.

     As of March 1, 2000, all Directors and Executive Officers of the Company as a group of 17, including the above, are beneficial owners of 7,327,561 shares of Common Stock (including 5,372,215 shares of Common Stock which may be deemed to be beneficially owned by certain Directors and Executive Officers by virtue of their membership on the Investment Committee of the Company Master Retirement Trust and 1,399,415 shares of Common Stock subject to presently exercisable options held by certain Officers and Directors), constituting 5.70% of the outstanding Common Stock.

     The Directors and Executive Officers of the Company have sole voting and investment power in respect to the securities of the Company listed in the table above, except as to the shares held in the aforementioned trust and charitable foundation, with respect to which the Trustees have shared voting and investment power, and except as otherwise noted.

     Not included in the table above are 1,845,775 shares of Common Stock owned as of March 1, 2000 by the Connelly Foundation, a private, non-profit charitable foundation. Mr. Avery is one of 14 trustees of this Foundation and disclaims any beneficial ownership of these shares.

     On September 29, 1998, five Company Executive Officers, four of whom are Directors of the Company, borrowed money from the Company and used this money to purchase shares of Common Stock from the Company. The loan amounts and the total outstanding are $2,650,000 for Mr. Avery; $1,007,000 for Michael J. McKenna, Vice Chairman; $742,000 for Mr. Conway; $540,000 for Mr. Rutherford; and $2,014,000 for Ronald R. Thoma, former Executive Vice President - Procurement & Traffic. All of these loans are to be repaid by September 29, 2001 and bear interest at prime less 1% payable quarterly.

     The Company and its subsidiaries utilized the services of Dechert Price & Rhoads during 1999. Thomas A. Ralph, a Director of the Company, is a partner in that law firm.

     Effective January 3, 2000, the Company entered into employment agreements with William J. Avery, John W. Conway and Alan W. Rutherford (the "Executives") which provide for them to serve in their present positions at their annual base salaries in effect in 2000. In each case, the base salary is reviewed and may be increased in accordance with the Company's regular compensation review policy. The agreements are for a continuous five year period with automatic one-year extensions each year and will terminate at age 65. Each of the Executives shall have the opportunity to receive an annual bonus under the Company's Management Incentive Plan and awards under the Company's 1997 Stock-Based Incentive Compensation Plan commensurate with each Executive's position with the Company. The agreements also entitle each of the Executives to participate in the Company's qualified retirement plans, Senior Executive Retirement Plan and other employee benefit plans and programs in accordance with the terms of those plans and programs.

     Each of the Executives has agreed that, during his employment and for two years thereafter, he shall not compete with the Company or solicit Company employees to terminate employment with the Company. The Company may waive the Executive's non-competition restriction if the Executive gives up his right to certain payments payable upon the termination of his employment under the employment agreement.

     Under the agreements, if an Executive's employment is terminated because of death or disability, the Company shall pay the Executive (or his estate, if applicable), his base salary through the date of termination, continued base salary through the calendar year in which the termination occurs, and any vested retirement, incentive or other benefits. If an Executive's employment terminates because of his retirement, the Company shall pay to the Executive his base salary through his date of retirement and any vested retirement, incentive or other benefits. If an Executive's employment is terminated for "Cause" (as defined in the employment agreements), the Company shall pay to the Executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for "Good Reason" prior to a "Change in Control" (as defined in the employment agreements), in addition to the Executive's base salary through the date of termination, the Company shall pay to the Executive a lump sum payment equal to the sum of (i) his expected annual bonus payment, (ii) any previously earned bonus payment and
(iii) an amount equal to three times the sum of the Executive's base salary and his average bonus over the prior three years. The Company shall also pay to the Executive any vested retirement, incentive or other benefits and shall continue to provide the Executive with health benefits. If an Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason during the one year period following a Change in Control (or if Mr. Avery's employment is terminated by Mr. Avery for any reason during the one year period following a Change of Control), the Executive will be entitled to the same payments and benefits described in the two preceding sentences, and all stock options granted to such Executive by the Company will become fully vested and immediately exercisable. If any Executive voluntarily terminates his employment without Good Reason (other than Mr. Avery in the one year period following a Change of Control), the Company shall pay to the Executive his base salary through his date of termination, a pro-rated annual bonus for the year of termination, and any vested retirement, incentive or other benefits.

     To the extent any of the Executives would be subject to the excise tax under Section 4999 of the Internal Revenue Code on the amounts or benefits to be received from the Company and required to be included in the calculation of parachute payments for purposes of Sections 280G and 4999 of the Internal Revenue Code, the Company will pay to the Executive an additional amount so that the Executive will receive the full amount owed to him under his employment agreement, without regard to the excise tax or any other taxes imposed on the additional payment.

     Michael J. McKenna is retiring as the Company's Vice Chairman on March 31, 2000 and is not standing for reelection to the Company's Board of Directors at the Annual Meeting. Ronald R. Thoma retired as the Company's Executive Vice President - Procurement and Traffic on January 31, 2000. In connection with their retirements, Mr. McKenna and Mr. Thoma entered into two-year consulting agreements with the Company under which they agree to provide advice and consultation to the Company on any issue pertaining to the business or operations of the Company. For these services, the Company will pay Mr. McKenna $125,000 per year and Mr. Thoma $75,000 per year. The Company may terminate the agreement on 30 days notice if Mr. McKenna or Mr. Thoma fails to provide the required services.

                         BOARD MEETINGS AND COMMITTEES

     In 1999, there were six meetings of the Board of Directors and one meeting of the Executive Committee.

     In 1999, the Audit Committee had three meetings. The Audit Committee provides assistance to the Board of Directors in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board of Directors in connection with the services rendered by the Company's independent accountants.

     The Strategic Committee met one time. The Strategic Committee has the responsibility to consider and recommend changes to the Company's dividend and debt rating policies, business combinations and other extraordinary transactions, and succession planning.

     The  Executive   Compensation  Committee  met  four  times.  The  Executive
Compensation   Committee  is  responsible   for  the  review  of  the  executive
compensation program.

     There were three meetings of the Nominating Committee in 1999. The Nominating Committee is responsible for recruiting and recommending for membership on the Board of Directors candidates to fill vacancies that may occur. In recommending candidates to the Board of Directors, the Nominating Committee seeks persons of proven judgment and experience. Shareholders who wish to suggest qualified candidates may write, via Certified Mail-Return Receipt Requested, to the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, PA 19154, stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each nominee affirming that he or she will agree to serve as a director of the Company if elected by Shareholders. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See "Proposals of Shareholders" for information on bringing nominations for the Board of Directors at the 2001 Annual Meeting.

     Each incumbent Director of the Company attended at least 75% of the aggregate meetings held by the Board of Directors and by the Committees on which he or she served.

     Directors who are not employees of the Company are paid $40,000 annually as base Director's fees (of which $25,000 is paid in Company Common Stock valued at market price when paid) and $750 per meeting attended. In addition, a non-employee Director who is Chairperson of a Committee is paid $10,000 annually, while non-employee Director Committee members are paid $7,000 annually, with an attendance fee of $1,000 per meeting. In addition, each non-employee Director has been granted 3,000 shares of Company Common Stock subject to certain restrictions which lapse as to one-fifth of such shares each year over a five-year period. The Company discontinued the Pension Plan for Outside Directors as to future Directors elected after July 24, 1997. Non-employee Directors first elected to the Board of Directors on or before July 24, 1997 continue to participate in the Company's Pension Plan for Outside Directors which provides monthly retirement benefits equal to 1/12 of the sum of
(x) 50% of the base annual  Director's fees paid to  non-employee  Directors and
(y) 10% of the base annual Director's fees for each full year of service in excess of five, up to an annual maximum benefit of 100% of the base annual Director's fee. Non-employee Directors may also participate in the Company's Deferred Compensation Plan for Directors which permits Directors to defer receipt of all, or any part, of their Director's fees, which deferred fees accrue interest at a rate equal to the current interest rate on the Company's commercial paper.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by the Company's five highest-paid Executive Officers during 1999:


                           Summary Compensation Table

                                         Annual Compensation (1)                 Long Term Compensation
                                  -----------------------------------     --------------------------------------
                                                                          Shares of Common Stock    All Other
  Name & Principal                 Year     Salary           Bonus         Underlying Options   Compensation (2)
      Position                                 ($)            ($)                 (#)                  ($)
-------------------------------   -----------------------------------     --------------------------------------
William J. Avery                   1999      927,000        598,000(3)          353,000               2,400
- Chairman of the Board            1998      927,000        648,950             234,000               2,400
   and Chief Executive Officer     1997      900,000        675,000             167,000               2,400

Michael J. McKenna                 1999      575,000        328,900             127,000               2,400
- Vice Chairman                    1998      575,000        327,031             100,000               2,400
                                   1997      490,000        306,250              78,000               2,400

John W. Conway                     1999      525,000        254,000(3)          149,000               2,400
- President and Chief              1998      425,000        217,531              58,000               2,400
  Operating Officer                1997      380,000        213,750              52,000               2,400

Alan W. Rutherford                 1999      420,000        198,300(3)          100,000               2,400
- Executive Vice                   1998      412,000        210,275              44,000               2,400
  President and Chief              1997      400,000        225,000              60,000               2,400
  Financial Officer

Ronald R. Thoma(4)                 1999      315,000        138,600              43,000               2,400
- Executive Vice President -       1998      309,000        135,188              34,000               2,400
  Procurement & Traffic            1997      300,000        150,000              36,000               2,400


                     --------------------------------------

(1) The amount of perquisite and other personal benefits, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed the materiality threshold of the lesser of $50,000 or 10% of the total of annual salary plus bonus.
(2) The amounts shown in this column represent amounts contributed to the 401(k) Retirement Savings Plan by the Company.
(3) Messrs. Avery, Conway and Rutherford are receiving approximately half of the bonus earned in 1999 in restricted Company Common Stock valued at the market price when received.
(4)  Mr. Thoma retired on January 31, 2000.

                       Options Grants in Last Fiscal Year

     The Company's 1994 Stock-Based Incentive Compensation Plan and 1997 Stock-Based Incentive Compensation Plan are administered by the Executive Compensation Committee appointed by the Board of Directors. The following table provides information related to Stock Options granted under these plans in the last fiscal year to the five Named Executive Officers.

                       Number of
                       Securities     % of Total
                       Underlying   Option Shares
                         Options      Granted to                                      Grant Date
                         Granted     Employees in    Exercise Price  Expiration        Present
                         (A) (B)      Fiscal Year     Per Share (C)    Date           Value (D)
                       -----------  --------------   --------------- ----------     ------------
William J. Avery         353,000        12.97%         $30.625        1/04/09        $2,684,389
Michael J. McKenna       127,000         4.66%          30.625        1/04/09           965,772
John W. Conway           149,000         5.47%          30.625        1/04/09         1,133,071
Alan W. Rutherford        78,000         2.87%          30.625        1/04/09           593,151
                          22,000         0.81%          29.250        4/13/09           158,890
Ronald R. Thoma           43,000         1.58%          30.625        1/04/09           326,994


                         -----------------------------

(A) All options were non-statutory options, have an exercise price equal to the fair market value of the Company Common Stock on the date of grant, vest at a rate of 25% per year on the first, second, third and fourth anniversaries of the grant date, cannot be exercised sooner than January 5th (April 14th with respect to the option for 22,000 shares granted to Mr. Rutherford) of the year following the date of grant and have a term of ten years.

(B) The Executive Compensation Committee administering the 1994 Stock-Based Incentive Compensation Plan and the 1997 Stock-Based Incentive Compensation Plan has the discretion, subject to plan limits, to modify terms of outstanding options and to reprice the options.

(C) The exercise price and tax withholding obligation related to exercise shall be paid in cash or by delivery of already-owned shares valued at fair market value on the date of exercise.

(D) The Grant Date Present Value was determined using the Black-Scholes option pricing model.

            Aggregated Option Exercises in the Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                                                         Value of Unexercised
                                                               Number of Securities       In-The-Money Options
                             Number of          Value         Underlying Unexercised        at 12/31/99 (2)
                         Shares Acquired     Realized (1)       Options at 12/31/99     Exercisable/Unexercisable
                          Upon Exercise          ($)         Exercisable/Unexercisable            ($)
                         ---------------     ------------    -------------------------  -------------------------
William J. Avery         1990 Plan    0           0             237,300 /       0                0 / 0
                         1994 Plan    0           0             303,500 / 276,500                0 / 0
                         1997 Plan    0           0              58,500 / 415,500                0 / 0

Michael J. McKenna       1990 Plan    0           0              26,175 /       0                0 / 0
                         1994 Plan    0           0              69,000 /  59,000                0 / 0
                         1997 Plan    0           0              25,000 / 202,000                0 / 0

John W. Conway           1990 Plan    0           0              10,000 /       0                0 / 0
                         1994 Plan    0           0              47,000 /  40,000                0 / 0
                         1997 Plan    0           0              14,500 / 192,500                0 / 0

Alan W. Rutherford       1990 Plan    0           0              38,500 /       0                0 / 0
                         1994 Plan    0           0              60,000 /  50,000                0 / 0
                         1997 Plan    0           0              11,000 / 133,000                0 / 0

Ronald R. Thoma          1990 Plan    0           0              22,200 /       0                0 / 0
                         1994 Plan    0           0              28,200 /  24,800                0 / 0
                         1997 Plan    0           0               8,500 /  68,500                0 / 0

                     -------------------------------------

(1) Value Realized is the difference between the price of the Company Common Stock on the date exercised and the option exercise price.

(2) Value of the Unexercised Options is the difference between the closing market price on December 31, 1999 of the Company Common Stock and the option exercise price.

                               Retirement Program

     The Company maintains a Salaried Pension Plan ("Pension Plan") for certain salaried and non-union hourly employees in the United States meeting minimum eligibility requirements in which the five Named Executive Officers participate. The Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. The Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years. These average earnings are multiplied by 1.25%. This result is then multiplied by years of service, which yields the annual Company-funded pension benefit. Under federal law for 2000, benefits from a qualified retirement plan are limited to $135,000 per year and may be based only on the first $170,000 of an employee's annual earnings.

     For illustration purposes, the following table shows estimated maximum annual Company-funded retirement benefits payable from the Pension Plan to employees who retire at age 65, assuming the employees receive their benefit as a single life annuity, without survivor benefits:



    Final                             Years of Service
   Average
   Earnings             25         30         35         40         45
 --------------------------------------------------------------------------
   $ 50,000          $15,625    $18,750    $21,875    $25,000    $28,125
    100,000           31,250     37,500     43,750     50,000     56,250
    150,000           46,875     56,250     65,625     75,000     84,375
    170,000           53,125     63,750     74,375     85,000     95,625
     and above

     The Company also maintains the Senior Executive Retirement Plan ("SERP") in which thirteen key executives, including the five above-Named Executive Officers, participate. In general, the annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.25% of the average of the five highest consecutive years of earnings times years of service up to twenty years plus (ii) 1.67% of such earnings for the next fifteen years plus (iii) 1% of such earnings for years of service beyond thirty-five less (iv) Social Security old-age benefits and the Company-funded portion of the executive's Pension Plan benefits and 401(k) Retirement Savings Plan benefits. The annual benefit for executives first eligible to participate in the SERP before 1994 (including Mr. Avery, Mr. McKenna and Mr. Thoma) can be no less than certain amounts specified for each participant provided they continue as employees until specified ages. The specified amounts and ages are: Mr. Avery - $911,000 at age 61, Mr. McKenna - $330,000 at age 63 and Mr. Thoma - $305,000 at
age 65. Based upon the above, the annual benefit, estimated as of December 31, 1999, under the SERP at retirement at age 65, assuming annual salary increases of 5%, would be $1,330,678 for Mr. Avery, $448,297 for Mr. McKenna, $603,178 for Mr. Conway and $530,714 for Mr. Rutherford. The annual benefit under the SERP for Mr. Thoma, who retired on January 31, 2000, is $305,000.

     The SERP also provides a lump-sum death benefit of five times the annual retirement benefit and subsidized survivor benefits.

     SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or employment termination (other than for cause) after a change in control of the Company. A "change in control" under the SERP occurs if: 1) a person (other than a Company employee benefit plan) becomes the beneficial owner of 25% or more of the voting power of the Company; 2) there is a change in the identity of a majority of Directors of the Company over any two year period; or 3) the Shareholders approve certain mergers or consolidations, a sale of substantially all of the Company's assets or a complete liquidation of the Company.

     Years of service credited under the Pension Plan and the SERP for the above-Named Executive Officers are: Mr. Avery - 40 years, Mr. McKenna - 43 years, Mr. Conway - 25 years, Mr. Rutherford - 26 years and Mr Thoma - 45 years.

                         COMPARATIVE STOCK PERFORMANCE

                   Comparison of Cumulative Total Return (a)
 Crown Cork & Seal, S&P 500 Index, Dow Jones "Containers & Packaging" Index (b)

Five Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                 Fiscal  Year  Ended  December  31,
                                             1994    1995    1996    1997   1998    1999
Crown Cork & Seal                            100    111     147     138     87      66
S&P 500 Index                                100    138     169     226    290     351
Dow Jones "Containers & Packaging" Index     100    108     137     155    135     126

Ten Year Comparison
   (The Performance Graph appears here. See the table below for plot points.)

                                                                     Fiscal  Year  Ended  December  31,
                                             1989    1990    1991    1992    1993   1994    1995    1996    1997   1998   1999
Crown Cork & Seal                            100     107    169      225     236   213      236    314     295     186    140
S&P 500 Index                                100      97    126      136     150   152      209    257     342     440    533
Dow Jones "Containers & Packaging" Index     100      86    135      147     141   142      154    194     221     193    180

(a) Assumes, for the five and ten year graphs, that the value of the investment in Crown Cork & Seal Common Stock and each index was $100 on December 31, 1994 and December 31, 1989, respectively, and that all dividends were reinvested.

(b) Industry index is weighted by market capitalization and is comprised of Crown Cork & Seal, Ball, Bemis, Owens-Illinois, Pactiv, Sealed Air, Smurfit-Stone Container, Sonoco Products and Temple-Inland.

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation Committee of the Board of Directors is composed entirely of Independent Directors and is responsible for establishing and administering the executive compensation program at Crown Cork & Seal Company, Inc. We submit this report to Shareholders describing both the principles under which the program is administered and the decisions that directly impacted the Chief Executive Officer during 1999.

     Our guiding principle is to provide a program that enables the Company to retain and motivate a team of high quality executives who will create long-term value for the Shareholders. We do this by:

     o developing an ownership-oriented program that rewards for long-term improvement in total Shareholder return;

     o integrating all facets of the executive compensation program with the Company's short and long-term objectives and strategies;

     o regularly commissioning studies of competitive pay practices within the container industry and other manufacturing companies to ensure pay opportunities are generally within competitive norms; and

     o    working  with  independent   management  consultants  to  monitor  the
          effectiveness of the entire program.

     Over the last several years, your Company has undergone a dramatic change reflecting the changing markets in which the Company operates. To improve the Company's performance and continue its growth where appropriate, we must continue to motivate existing management as well as attract and retain experienced managers at all levels in the Company. During the last few years a number of modifications were made to the four primary components of the Company's executive compensation program. The program has been redirected from an orientation on length of service and retirement compensation to a program more closely aligned with sustained improvement in Company performance and increased Shareholder value. The specific components of the program are described below.

     Historically, the Company's annual base salary levels have been well below competitive market levels. In order to attract and retain high quality executives and also to recognize the substantial growth and performance of the Company, we continue to move senior executive salaries toward competitive market rates as defined by the container and manufacturing industries. The competitive market includes, but is not limited to, companies of Crown's size in the container, non-durable manufacturing and general industry segments.

     The Management Incentive Plan, which was implemented in 1990, calls for the achievement of the Company's net income and other targets, as well as specific financial operating goals, before incentive awards are earned by Plan participants. These goals stem directly from the Company's strategic and operating plans. In 1999, the Plan called for the Company to achieve a specified target net income from current operations and also to substantially improve free cash flow and to reduce debt levels. Long-term considerations included, but were not limited to, continuing restructuring throughout Europe and the Americas to meet the changing market conditions and conserving the Company's assets in Asia-Pacific to benefit from expansion in the future.

     The Committee believes that stock options are an important link between the executive and Shareholder interest, and it is for that reason that grants have always been a part of the executive compensation program. The program administered by the Committee offers annual grants that vary in size based on the Company's and the executive's performance. As part of its ongoing review of the competitiveness and effectiveness of the Company's executive compensation programs, the Committee is presently evaluating the desired components of the compensation system for the Company's senior executives as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the compensation paid to the Company's executives should be, and has been, at risk contingent on the Company's operating and market performance. Consistent with this philosophy, the Committee will consider placing greater emphasis on stock-based compensation and performance measures, in an effort to more closely align compensation with Shareholder interests and to increase executives' focus on the Company's long-term performance. To that end, amendments to the 1997 Stock-Based Incentive Compensation Plan were approved subject to Shareholder approval at the Annual Meeting.

     In summary, the Committee believes that its role in administering the executive compensation program is critical to the objective of driving performances to the ultimate benefit of the Shareholders. Base salaries need to be within competitive norms so that executives will be attracted, retained and motivated to fulfill their roles and responsibilities over the long-term. This is especially important in the current economic climate with almost full employment in the United States and severe competition for experienced management coming from the new technology companies at a time when companies such as Crown, in basic industries, are not easily attracting investment. Annual performance based incentive awards deliver the message that competitive pay is received only when earnings and other strategic goals are achieved. In addition, benefits realized from annual stock option grants require continuous improvement in value created for the Shareholder.


                   Specific Decisions Impacting Compensation
                  for the Chairman and Chief Executive Officer

     In considering the compensation for the Named Executive Officers, including the Chairman of the Board and Chief Executive Officer, William J. Avery, for the fiscal year 1999, the Committee reviewed the goals and objectives established at the beginning of the year and concluded that the management group continued to perform in an exceptional manner during difficult conditions for the industry.

     During 1999 Mr. Avery continued to devote a considerable amount of time to visiting many operations around the world and overseeing the ongoing restructuring efforts. In a challenging year the Company maintained or improved profitability in most product lines with the notable exception being in European food can operations where competitive issues continued to impact margins. Following several years of higher levels, Mr. Avery ensured that capital expenditure was substantially reduced in 1999, and this, along with improved working capital levels, enabled the Company to meet its free cash flow targets and reduce debt. In difficult market conditions for basic industries, the Company's financial position remains strong.

     Based on the policies and practices described above, Mr. Avery's base salary was maintained at $927,000 on January 1, 1999; a bonus of $598,000 was earned in 1999 as part of the Management Incentive Plan; and options to purchase 353,000 shares of Common Stock were granted during the year. Mr. Avery will take approximately half of his 1999 bonus in restricted Company Common Stock.

     Section 162(m) of the Internal Revenue Code generally disallows a deduction for annual compensation to a public company's chief executive officer and any of the four other most highly compensated officers in excess of $1,000,000, unless such compensation is "performance based" as defined under Section 162(m). A portion of Mr. Avery's 1999 compensation exceeded the threshold. Because the Company's costs in realizing tax benefits under Section 162(m) may outweigh those benefits, the Committee intends to maintain flexibility to pay compensation that is not entirely deductible when sound direction of the Company would make that advisable. All stock options granted in 1999 to Crown executive officers are "performance based."

     This report is respectfully submitted by the members of the Executive Compensation Committee of the Board of Directors.




                                                    Harold A. Sorgenti, Chairman
                                                    Charles F. Casey
                                                    Jean-Pierre Rosso

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, Officers and persons who own more than 10% of a registered class of the Company's equity securities to file initial reports of ownership and reports of changes in ownership with the Securities & Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the review of the copies of SEC forms received by the Company with respect to fiscal year 1999, or written representations from reporting persons, the Company believes that its Directors and Executive Officers have complied with all applicable filing requirements.


     AMENDMENT TO THE 1997 STOCK-BASED INCENTIVE COMPENSATION PLAN

     Subject to Shareholder approval, the Board of Directors has adopted an amendment to the Company's 1997 Stock-Based Incentive Compensation Plan (the "Plan") to include additional performance goals upon which the granting of awards (e.g., stock options), or the lapse of any restriction, under the Plan may be based. The additional performance goals are: (i) cash flow, (ii) return on total assets, (iii) return on invested capital, (iv) return on net assets,
(v) operating income and (vi) net income. The Plan currently contains the following performance goals: (i) the price of the Common Stock, (ii) market share, (iii) sales, (iv) earnings per share of Common Stock, (v) return on shareholder equity and (vi) costs. All Officers or key employees of the Company (or its subsidiaries and affiliates), including employee Directors, are eligible to receive awards under the Plan.

     The Board is adding these additional Plan performance goals to create additional flexibility in establishing performance-based incentives. The
Shareholders are being asked to consider and approve these additional Plan performance goals to ensure that awards granted under the Plan continue to qualify as "performance based" for purposes of Section 162(m) of the Internal Revenue Code.

     Following is a description of the material features of the Plan, as amended:

Purpose
     The purpose of the Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining valued employees by offering them a greater stake in the Company's success and a closer identity with it and to encourage ownership of the Company's stock by such employees. The Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of Deferred Stock, Restricted Stock, Options or Stock Appreciation Rights (the "Awards"). The total number of shares of Company Common Stock available for Awards under the Plan, as of March 1, 2000, is 2,312,544 (subject to adjustments for stock splits, stock dividends and the like), which equals approximately 1.80% of the outstanding shares of Common Stock of the Company as of March 1, 2000. No individual employee may receive more than 250,000 shares under the Plan during any calendar year.

Eligibility
     Any Officer or other key employee of the Company, a subsidiary or an affiliate (including a Director who is such an employee) is eligible to participate in the Plan.

Administration and Implementation
     A Committee designated by the Board of Directors, comprised of at least two Directors, each of whom is an outside Director and a non-employee director, has the authority to administer the Plan. This Committee also has full authority to select the employees to whom Awards will be granted, to determine the type and amount of Awards to be granted to each eligible employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with holders of such Awards.

     The Committee may condition the grant of any Award upon the holder's achievement of a performance goal that is established by the Committee before the grant of the Award. A performance goal is a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of the Common Stock, (ii) market share, (iii) sales, (iv) earnings per share of Common Stock,
(v) return on shareholder equity, (vi) costs, (vii) cash flow, (viii) return on total assets, (ix) return on invested capital, (x) return on net assets, (xi) operating income or (xii) net income. Performance goals can also be based upon the performance of a particular business unit of the Company. The Committee will interpret the provisions of the Plan and make all determinations necessary for the administration of the Plan (including the determination of the effect of a "change in control" upon outstanding Awards).

Deferred Stock Awards
     An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods and will be evidenced by a Deferred Stock agreement. Amounts equal to any dividends paid during this deferral period will be paid to the holder currently, or deferred, on such terms as are determined by the Committee.

Restricted Stock Awards
     An Award of Restricted Stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events and which are held in escrow by the Company during the restriction period. Such Award will be evidenced by a Restricted Stock agreement which will specify the duration of the restriction period and the performance, employment or other conditions under which the Restricted Stock may be forfeited to the Company. During the restriction period, the holder has the right to receive dividends on, and to vote, the shares of Restricted Stock.

Options
     An Award of Options is a grant by the Company to the recipient of the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. Grants of Options will be evidenced by Option agreements. The price per share at which Common Stock may be purchased upon exercise of an Option will be determined by the Committee, but, in the case of grants of Incentive Stock Options, will be not less than the fair market value of a share of Common Stock on the date of grant. The Option price per share for Non-Qualified Options may be less than the fair market value of a share of Common Stock on the date of the grant.

     The Option agreements will specify when an Option may be exercisable and the terms and conditions applicable thereto. If a holder terminates employment because of a disability, the holder will be able to exercise any portion of the Option, to the extent it was exercisable at the time of termination or on an accelerated basis if decided by the Committee, for a period of 24 months (3 months for an Incentive Stock Option) or until the expiration of the Option term, whichever is shorter. If a holder retires, the holder will be able to exercise any portion of the Option, to the extent it was exercisable at the time of retirement or on an accelerated basis if decided by the Committee, for a period of five years (3 months for an Incentive Stock Option) or until the expiration of the Option term, whichever is shorter. The term of an Option will in no event be greater than fifteen years (ten years in the case of an Incentive Stock Option unless granted to a ten percent owner, in which case the term shall be no greater than five years), and no Option may be exercisable sooner than six months from its date of grant.

Stock Appreciation Rights
     An Award of Stock Appreciation Rights ("SARs") is a grant by the Company to the recipient of the right to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock as selected by the Committee. The value of these rights, determined by the appreciation in the number of shares of Common Stock subject to the SAR, will be evidenced by SAR agreements. An SAR will entitle the recipient to receive a payment equal to the excess of the fair market value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR.

Amendment and Termination
     The Board of Directors has authority to amend, suspend or terminate the Plan at any time. However, certain amendments require the approval of a majority of the Company's Shareholders. Without Shareholder approval, no amendment may be made: (i) increasing the maximum number of shares available for purchase under the Plan (except for adjustments for stock splits, stock dividends and similar events); (ii) changing the class of employees eligible under the Plan; (iii) modifying the maximum number of Awards that an eligible employee may receive or the categories of performance goals that must be met; or (iv) changing the Plan's term or the Board of Directors' power to amend, suspend or terminate the Plan. The Plan will remain in effect until 5 years from the date of its adoption, unless earlier terminated by the Board of Directors. Such termination will not affect Awards outstanding under the Plan.

Federal Tax Treatment
     Except as provided below, a recipient realizes no taxable income, and the Company is not entitled to a deduction, when a Restricted Stock or Deferred Stock Award is made. When the restrictions on the shares of Restricted Stock lapse or the deferral period for Deferred Stock ends, the recipient will realize ordinary income equal to the fair market value of the shares, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. Such gain or loss will be equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income.

     In the case of Awards of Restricted Stock, a recipient may choose to make an election under Section 83(b) of the Internal Revenue Code. Such an election will have the effect of inclusion in the recipient's income of the fair market value of the Restricted Stock on the date the Award is made, and, subject to the provisions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction at that time. The recipient will not recognize additional income or loss as a result of the lapse of the restrictions on the Restricted Stock, nor will the Company be entitled to a deduction at such time.

     A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an Incentive Stock Option is granted or exercised. If a recipient sells shares acquired upon exercise, after complying with the requisite holding periods, any gain or loss realized upon such sale will be long-term capital gain or loss. The Company will not be entitled to take a deduction as a result of any such sale. If the recipient disposes of such shares before complying with the requisite holding periods, the recipient will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

     A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, a recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares over the exercise price, and, provided that the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction. Upon sale of the Option shares, the recipient will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year, equal to the difference between the sale price of the shares and the fair market value of the shares on the date that the recipient recognizes income with respect to the Option exercise. A recipient recognizes no taxable income, and the Company is not entitled to a deduction, when an SAR is granted. Upon exercising an SAR, a recipient will realize ordinary income in an amount equal to the difference between the fair market value of the stock on the date of exercise and its fair market value on the date of the grant, and, provided the applicable conditions of Section 162(m) of the Internal Revenue Code are met, the Company will be entitled to a corresponding deduction.

     Recipients shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to the 1997 Plan. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. In the case of the payment of Awards in Common Stock or the exercise of Options or SARs, the Company shall, at the election of the recipient, have the right to retain the number of shares of Common Stock whose fair market value equals the withholding tax obligation of such employee.

Requisite Vote
     In order for the amendment to become effective, the amendment must receive approval of a majority of the votes cast by all Shareholders entitled to vote thereon.


          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
              FOR THE AMENDMENT OF THE 1997 STOCK-BASED INCENTIVE
                               COMPENSATION PLAN

                           PROPOSALS OF SHAREHOLDERS

     In order to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of the Company, any Shareholder proposal intended to be presented at the meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail - Return Receipt Requested, by the Office of the Secretary, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154 not later than November 24, 2000. In addition, the Company's By-Laws currently provide that a Shareholder of record at the time that notice of the meeting is given and who is entitled to vote at the meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder has given timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Secretary must be delivered or mailed, via Certified Mail-Return Receipt Requested, and received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company's By-Laws will be furnished one copy without charge upon written request to the Secretary.



                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP is the independent accountant for the most recently completed fiscal year and has been selected by the Board of Directors to continue in that capacity for the current year. PricewaterhouseCoopers LLP performs annual audits of the Company's financial statements and assists the Company in the preparation of federal tax returns. A representative or representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to questions raised orally at the Meeting or submitted in writing to the Office of the Secretary of the Company before the Meeting.



                                 OTHER MATTERS

     The Board of Directors knows of no other matter which may be presented for Shareholders' action at the Meeting, but if other matters do properly come before the Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

     The Company will file its 1999 Annual Report on Form 10-K with the Securities & Exchange Commission on or before March 30, 2000. A copy of the Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Shareholder after March 30, 2000. Requests for copies of the Report should be sent to: Corporate Treasurer, Crown Cork & Seal Company, Inc., One Crown Way, Philadelphia, Pennsylvania 19154.



                                                WILLIAM T. GALLAGHER
                                                Secretary


                                                Philadelphia, Pennsylvania 19154
                                                March 24, 2000

CROWN CORK & SEAL COMPANY, INC.
One Crown Way, Philadelphia, PA 19154
PROXY FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 27, 2000
The undersigned hereby appoints William J. Avery, John W. Conway and Alan W. Rutherford as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Cork & Seal Company, Inc. held of record by the undersigned on March 14, 2000 at the Annual Meeting of Shareholders to be held on April 27, 2000 or any adjournments thereof, for the items shown below and in any other matter that may properly come before the Meeting:
P
R
O
X
Y
1. FOR the election of a Board of eleven Directors:
William J. Avery, Henry E. Butwel, John W. Conway, Arnold W. Donald,
Marie L. Garibaldi, John B. Neff, James L. Pate, Thomas A. Ralph,
Alan W. Rutherford, Harold A. Sorgenti and Guy de Wouters.
(change of address/comments)
(If you have written in the above space, please mark the corresponding box on the reverse side.)
2. FOR approval of an amendment to the Crown Cork & Seal Company, Inc. 1997 Stock-Based Incentive Compensation Plan.
You are encouraged to specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Proxies cannot vote your shares unless you sign and return this card.

SEE REVERSE
SIDE
------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------

------------------------------------------------------------------------
x        Please mark your
         votes as in this
         example.

------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein by the Shareholder. If no direction is made, this proxy will be voted "FOR" Proposal 1 and Proposal 2.
The Board of Directors recommends a vote for Proposal 1 and Proposal 2.
------------------------------------------------------------------------

FOR against abstain
FOR withheld
1. Election of Directors (See Reverse Side)
2. Approval of an amendment to the Crown Cork & Seal Company, Inc. 1997 Stock-Based Incentive Compensation Plan.
For, except vote withheld from the following nominee(s):
------------------------------------------------------------------------

If you receive more than one Annual Report at the address set forth on the proxy card and have no need for the extra copy, please check the box at the right. This will not affect the distribution of dividends or proxy materials.
MARK HERE FOR ADDRESS
CHANGE AND NOTE ON
REVERSE SIDE
------------------------------------------------------------------------

SIGNATURE(S)

------------------------------------------------------------------------
DATE
------------------------------------------------------------------------

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

------------------------------------------------------------------------

Fold and Detach Here
Directions to One Crown Way
From points South,  Center City and Philadelphia  International  Airport:
o    Take I-95 North to Exit 24, Woodhaven Road (Route 63)
o    Take Woodhaven Road West (3 miles) to Roosevelt Boulevard (Route 1)
o    Take Roosevelt Boulevard North to the first traffic light
o    Turn right onto Crown Way
From New York City and Northern New Jersey:
o    Take the New Jersey Turnpike South to Exit 6
o    Take the Pennsylvania Turnpike West to Exit 28, Philadelphia
o    Take Roosevelt Boulevard (Route 1) South
o    Stay to the extreme left as Roosevelt Boulevard splits into parallel lanes
o Turn left at the fourth traffic light below the Turnpike (2 miles) onto Crown Way
From points West and Northern Pennsylvania:
o    Take Pennsylvania Turnpike (I-276) East to Exit 28, Philadelphia
o    Take Roosevelt Boulevard (Route 1) South
o    Stay to the extreme left as Roosevelt Boulevard splits into parallel lanes
o Turn left at the fourth traffic light below the Turnpike (2 miles) onto Crown Way
From Trenton and Princeton area:
o    Take Route 1 South which becomes Roosevelt Boulevard in Philadelphia
o    Stay to the extreme left as Roosevelt Boulevard splits into parallel lanes
o Turn left at the fourth traffic light below the Turnpike (2 miles) onto Crown Way

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